UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

December 21, 2006

                        C&D Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9389 (Commission File Number)	13-3314599 (I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania (Address of principal executive offices)	19422 (Zip Code)

Registrant’s telephone number, including area code: (215) 619-2700

                                                  N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On December 21, 2006, C&D executed a Consent and Amendment No. 3 to Loan and Security Agreement dated December 7, 2005 (the “Credit Facility”). The Consent and Amendment provided for:

•

The consent by the lenders to the sale by C&D of its real property located in Huguenot, New York, provided that the net cash proceeds from such sale will be applied to the pay down of outstanding principal amount under the Credit Facility and the reserve under the Credit Facility will be increased by the full amount of such proceeds;

•

The consent by the lenders to C&D’s providing a limited guaranty of the obligations of the other partner to its joint venture in China in which C&D has a 67% interest and to the granting by such joint venture of a security interest in certain of its assets to a local Chinese bank to which the joint venture intends to incur certain indebtedness in an amount not to exceed RMB 40 million;

•

The agreement to apply approximately $3.5 million received by the Company as a tax refund in December 2006 to the repayment of obligations under the Credit Facility and that the reserve under the Credit Facility will be increased by the full amount of the repayment; and

•

The agreement that the reserve under the Credit Facility will be increased by the full amount of the net proceeds received upon the sale of certain real property located in Milton Keynes, England by a subsidiary of C&D.

•

The availability block under the Credit Facility was amended to $10,000,000 and was extended from December 31, 2006 to June 30, 2007. The availability block will be reduced to $0 if no event of default under the Credit Facility exists at June 30, 2007 and the tax refund reserve and two reserves on account of real property proceeds under the Credit Facility will also be reduced to $0 if no event of default exists at June 30, 2007.

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Exhibit Description

10.1	Consent and Amendment No. 3 dated December 21, 2006 to Loan and Security Agreement dated as of December 7, 2005, as amended, by and among C&D Technologies, Inc., C&D Technologies (Datel), Inc., C&D Technologies (CPS) LLC, the Guarantors identified on the signature pages thereto, the Lenders identified on the signature pages thereto and Wachovia Bank, National Association, a national banking association, in its capacity as agent for Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC. By: /s/ Ian J. Harvie Ian J. Harvie, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: December 28, 2006